PROMISSORY NOTE EXCHANGE AGREEMENT

This Promissory Note Exchange Agreement (this “Agreement”), made and entered into June 24, 2009, is by and between Compliance Systems Corporation, a Nevada corporation (“CSC”), and Henry A. Ponzio, a resident of the State of Connecticut (“Noteholder”).

WHEREAS, Noteholder is the holder of that certain Promissory Note of Call Compliance, Inc., a New York corporation and wholly-owned subsidiary of CSC (“CCI”), in the principal amount of $150,000, dated as of April 27, 2006 and payable to Noteholder (the “Original Note”);

WHEREAS, the Original Note is payable on demand and the obligations of CCI under the Original Note have been guaranteed by CSC; and

WHEREAS, a copy of the Original Note has be attached as Exhibit A to this Agreement;

WHEREAS, Noteholder and CSC desire to exchange the Original Note for a new 18% Senior Subordinated Secured Promissory Note of CSC, in the principal amount of $150,000, dated as of the date of its issuance, payable to Noteholder and secured by a subordinated security interest in all of the assets of CSC (the “New Note”), all upon the terms and conditions as set forth in this Agreement; and

WHEREAS, a copy of the form of the New Note has been attached as Exhibit B to this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Exchange of the Original Note for the New Note.  In reliance on the representations and warranties contained in this Agreement and subject to the terms and conditions of this Agreement, at the Closing (as such is defined below):

(a)           Noteholder will assign and deliver to CSC and CSC will acquire from Noteholder all of Noteholder’s rights, title and interest in, and physical possession of, the Original Note, and

(b)           CSC will deliver to Noteholder and Noteholder will acquire from CSC all rights, title and interest in, and physical possession of, the New Note, free and clear of all liens and encumbrances whatsoever, except to the extent provided in this Agreement, the New Note and applicable law.

(c)           As additional consideration for Noteholder assigning and delivering to CSC all of Noteholder’s rights, title and interest in, and physical possession of, the Original Note, CSC shall grant to Noteholder:
(i)           3 million five-year common stock purchase warrants (each, a “Class A Warrant”), each Class A Warrant entitling its holder to purchase one share (each, a “Class A Warrant Share”) of the common stock, par value $0.001 per share (the “CSC Common Stock”), of CSC at a purchase price of $0.05 per share and having the terms, conditions rights and privileges as set forth in the warrant certificate (the “Class A Warrant Certificate”) evidencing the Class A Warrants, the form of the Class A Warrant Certificate being attached as Exhibit C to this Agreement, and
(ii)          3 million five-year common stock purchase warrants (each, a “Class B Warrant”), each Class B Warrant entitling its holder to purchase one share (each, a “Class B Warrant Share”) of CSC Common Stock at a purchase price of $0.05 per share and having the terms, conditions rights and privileges as set forth in the warrant certificate (the “Class B Warrant Certificate”) evidencing the Class B Warrants, the form of the Class B Warrant Certificate being attached as Exhibit D to this Agreement

2.           The Closing.

(a)           Place and Date.  The closing (the “Closing”) of the exchange transactions contemplated by this Agreement shall take place at the offices of Moritt Hock Hamroff & Horowitz LLP, located at 400 Garden City Plaza, Garden City, New York 11530, commencing at 10:00 a.m. on June 24, 2009 (or at such other place, on such other date and/or at such other time as the parties may agree in writing) (in either case, the “Closing Date”).

(b)           Documents to be Delivered by Noteholder.  At the Closing, Noteholder shall deliver to CSC (i) the Original Note, as previously executed by CCI, as previously executed by CCI, together with such powers, assignments or other instruments of transfer and assignment as shall be necessary to transfer, assign, convey and vest in CSC all of Noteholder’ right, title and interest in and to the Original Note and (ii) the Security Agreement, in the form attached as Exhibit E to this Agreement (the “Security Agreement”), duly executed by Noteholder.

(c)           Documents to be Delivered by CSC.  At the Closing, CSC shall deliver to of Noteholder:
(i)           the New Note, as fully executed by CSC,
(ii)          a check of CCI in the amount equal to all accrued and unpaid interest under the Original Note for all periods prior to the Closing Date,
(iii)         the Security Agreement, duly executed by CSC, together with such further documents, also duly executed by CSC, as Noteholder may reasonably request in order to perfect the security interest of Noteholder as contemplated by the Security Agreement, (iv)the Class A Warrant Certificate, duly executed by CSC, and
(v)          the Class B Warrant Certificate, duly executed by CSC.

(d)           Form of Documents.  Unless specifically otherwise provided in this Agreement, all documents to be delivered pursuant to this Section 3 by one party to the other party to this Agreement shall be in form and substance reasonably satisfactory to the other party.

3.           Representations, Warranties and Covenants of Noteholder.  Noteholder represents, warrants, covenants and agrees to and with CSC as follows:

(a)           Corporate Status.  Noteholder is an individual residing in the State of New York;

(b)           Authority of Agreement.  Noteholder has the legal capacity to execute and deliver this Agreement and to carry out Noteholder’s obligations under this Agreement; this Agreement constitutes the valid and legally binding obligations of Noteholder, enforceable against Noteholder in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, now or hereafter in effect, and subject to the application of equitable principles and the availability of equitable remedies;

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the other instruments and agreements to be executed, delivered and performed by Noteholder pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement by Noteholder do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, any order, judgment, decree, statute, regulation, contract, agreement or any other restriction any kind or description to which Noteholder may be bound;

(d)           Ownership and Principal Amount of the Original Note.  Noteholder is the lawful record and beneficial owner of the Original Note, free and clear of any and all security interests, liens, encumbrances, claims, pledges, rights, charges, escrows, options, rights of first refusal, contracts, commitments, understandings and of any kind; Noteholder has the full right, power and authority to exchange, sell, transfer and assign the Original Note pursuant to the terms and conditions of this Agreement, to the effect that CSC, immediately after the Closing, shall be the lawful record and beneficial owner of the Original Note, free and clear of any and all security interests, liens, encumbrances, claims, pledges, rights, charges, escrows, options, rights of first refusal, contracts, commitments, understandings or obligations of any kind, except as may arise from acts or omissions of CSC; and the principal amount outstanding under the Original Note is equal to the principal amount set forth on the face of the Original Note;

(e)           Investment Intent.  Noteholder is acquiring the New Note, Class A Warrants and Class B Warrants and, in connection with the exercise of any Class A Warrants and/or Class B Warrants, Class A Warrant Shares and Class B Warrant Shares, if any, for Noteholder’s own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, or any applicable state securities or blue-sky laws, and no one other than Noteholder has any interest in the New Note Class A Warrants, Class B Warrants, Class A Warrant Shares and Class B Warrant Shares (collectively, the “Securities”) or this Agreement;

(f)           Offering Exempt from Registration; CSC’s Reliance.  CSC has advised Noteholder that:
(i)           None of the Securities have been or will be registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration;
(ii)          CSC’s reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of Noteholder’s representations contained in this Agreement;
(iii)         As a result of such lack of registration, none of the Securities may be resold or otherwise transferred or disposed without registration pursuant to or an exemption therefrom available under the Securities Act and such state securities laws; and
(iv)         In furtherance of the provisions of this paragraph 3(e), each certificate representing any of the Class A Warrants, Class B Warrants, Class A Warrant Shares or Class B Warrant Shares, shall bear a restrictive legend substantially in the following form:

If on a Class A Warrant Certificate or Class B Warrant Certificate:

“NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH WARRANTS HAVE BEEN ACQUIRED, AND ANY SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS ARE REQUIRED TO BE ACQUIRED, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANTS AND/OR SUCH SHARES OR OTHER SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH WARRANTS AND SUCH SHARES OR OTHER SECURITIES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.”

If on a stock certificate evidencing any Class A Warrant Shares or Class B Warrant Shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH INTEREST TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.”

(g)           Sophistication of the Investor.  Noteholder has evaluated the merits and risks of acquiring the New Note, Class A Warrants and Class B Warrants (and will evaluate the merits and risks of purchasing the Class A Warrant Shares and Class B Warrant Shares by exercising the Class A Warrants and Class B Warrants, respectively) and has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of such acquisitions (and purchases), is aware of and has considered the financial risks and hazards of acquiring (and purchasing) the Securities, and is able to bear the economic risk of acquiring (and purchasing) the Securities, including the possibility of a complete loss with respect to such purchase;

(h)           Access to Information.  Noteholder has had access to such information regarding the business and finances of CSC and the Securities, the receipt and careful reading of which is hereby acknowledged by Noteholder, and has been provided the opportunity to:
(i)           obtain any additional information which CSC possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided to Noteholder; and
(ii)          discuss with CSC’s management the business, affairs and financial condition of CSC and such other matters with respect to CSC as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operations of CSC;

(i)            No Guarantees.  That it never has been represented, guaranteed or warranted to Noteholder by CSC, or any of CSC’s officers, directors, agents, representatives or employees, or any other person, expressly or by implication, that:
(i)           any gain will be realized by Noteholder from Noteholder’s investment in the Securities;
(ii)          that there will be any approximate or exact length of time that the undersigned will be required to remain as a holder of the Securities (other than the Note); or

(iii)         that the past performance or experience on the part of CSC, its predecessors, manager or employees or of any other person, will in any way indicate any future results of CSC;

(i)           No Other Representations, Warranties, Covenants or Agreements of the Company.  Except as set forth in this Agreement, or the documents referred to in this Agreement, CSC has not made any representation, warranty, covenant or agreement with respect to the matters contained herein;

(j)           High Degree of Investment Risk.  Noteholder acknowledges and understands that the purchase of the Securities involves a high degree of risk and may result in a loss of the entire amount invested; that CSC has limited working capital and limited sources of financing available; and that there is no assurance that CSC’s operations will be profitable in the future;

(k)          Knowledge and Experience.  Noteholder, individually and/or together with Noteholder’s professional advisors, has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in securities (including the securities of new and speculative companies), so as to enable Noteholder to use the information made available by CSC in order to evaluate the merits and risks of and investment in CSC, and to make an informed investment decision with respect thereto; and

(l)           Independent Decision.  Noteholder is not relying on CSC or on any accounting, tax, legal or other opinion in the materials reviewed by Noteholder with respect to the accounting, financial or tax considerations of Noteholder relating to investment in CSC; Noteholder has relied solely on the representations, warranties, covenants and agreements of CSC in this Agreement and on Noteholder’s own examination and independent investigation in making a decision to acquire the Securities.

4.           Representations, Warranties and Covenants of CSC.  CSC represents, warrants, covenants and agrees to and with Noteholder as follows:

  (a)          Corporate Status.  CSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to carry on its business as now conducted;

  (b)         Authority for Agreements.  CSC has the power and authority to execute and deliver this Agreement and to carry out CSC’s obligations under this Agreement; the execution, delivery and performance by CSC of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of CSC and this Agreement constitutes the valid and legally binding obligation of CSC, enforceable against CSC in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, now or hereafter in effect, and subject to the application of equitable principles and the availability of equitable remedies;

  (c)            No Conflicts.  The execution, delivery and performance of this Agreement and the other instruments and agreements, to be executed, delivered and performed by CSC pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement and thereby by CSC do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, the certificate of incorporation or the by-laws of CSC or any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which CSC is a party or by which CSC may be bound; and

  (d)            New Note Validly Issued.  The New Note has been duly authorized by CSC and, upon delivery by CSC to Noteholder in exchange for receipt by CSC from Noteholder of the Original Note, shall constitute a true and valid obligation of CSC in accordance with the terms of the New Note;

      (e)           Warrants and Warrant Shares.  The Class A Warrants, Class B Warrants, Class A Warrant Shares and Class B Warrant Shares have been duly authorized by CSC and:
(i)           the Class A Warrants and Class B Warrants, upon delivery by CSC to Noteholder in exchange for receipt by CSC from Noteholder of the Original Note, shall constitute true and valid obligations of CSC in accordance with the terms of the Class A Warrant Certificate and Class B Warrant Certificate, respectively,
(ii)          the Class A Warrant Shares, upon issuance in accordance with the terms and conditions of the Class A Warrant Certificate, shall be duly authorized, validly issued, fully paid for and non-assessable;
(iii)         the Class B Warrant Shares, upon issuance in accordance with the terms and conditions of the Class B Warrant Certificate, shall be duly authorized, validly issued, fully paid for and non-assessable;
(iv)         CSC has duly reserved for issuance upon proper exercise of the Class A Warrants 3 million Class A Warrant Shares; and
(v)          CSC has duly reserved for issuance upon proper exercise of the Class B Warrants 3 million Class B Warrant Shares.

5.           Further Assurances.  At any time and from time to time after the Closing, each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and assumption and shall take such other actions as the other may reasonably request to carry out the exchange transaction contemplated by this Agreement.

6.           Indemnification; Survival.

  (a)           From and after the date hereof, Noteholder will indemnify and hold harmless CSC and CSC’s officers, directors, employees and agents against any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys’ fees and expenses) that are based upon or that arise out of any misrepresentation or breach of any warranty or agreement made by Noteholder in this Agreement.

  (b)            From and after the date hereof, CSC will indemnify and hold harmless Noteholder and Noteholder’s employees and agents against any and all liability, damage, deficiency, loss, cost r expense (including reasonable attorneys’ fees and expenses) that are based upon or that arise out of any misrepresentation or breach of any warranty or agreement made by CSC in this Agreement.

  (c)            Each party (the “Indemnified Party”) entitled to indemnification under this Agreement shall give prompt notice to the party (the “Indemnifying Party”) required to provide indemnification under this Agreement after such Indemnified Party has received actual knowledge of any third-party claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at Indemnifying Party’s expense) to assume the defense of any claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense, but only at such Indemnified Party’s expense; and provided, further, that the omission by any Indemnified Party to give prompt notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement, except to the extent that the omission results in a failure of actual prompt notice to the Indemnifying Party and such Indemnifying Party is damaged as a result of the failure to give prompt notice.  No Indemnifying Party, in the defense of the such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.  In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand in the Indemnified Party’s sole and reasonable discretion, all at the Indemnifying Party’s expense.  In any event, Noteholder and CSC shall cooperate in the defense of any such action and the records of each shall be available to the other with respect to such defense.

  (d)           Any notice of a claim by reason of any of the representations, warranties and agreements contained in this Agreement, shall state specifically the representation, warranty, covenant or agreement with respect to which the claim is made and the amount of liability asserted against the other party by reason of the claim.  The representations, warranties, covenants, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement, any examination on behalf of such parties, the Closing and the completion of the transactions contemplated herein.

7.           Miscellaneous.

(a)           Payment of Expenses.  CSC shall bear all reasonable expenses of Noteholder, including reasonable attorneys’ fees, with respect to this Agreement and the transactions contemplated by this Agreement.

(b)           Consent to Jurisdiction and Waivers.  Each of the parties to this Agreement irrevocably consents that any legal action or proceeding against any of them under, arising out of or in any manner relating to, this Agreement or any other document delivered in connection with this Agreement, may be brought in any court of the State of New York located within Nassau or Suffolk County or in the United States District Court for the district encompassing Nassau or Suffolk County, New York.  The parties to this Agreement, by the execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding.  The parties hereto further irrevocably consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by any other manner provided for in paragraph 7(d).  The parties to this Agreement hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis.  Nothing in this paragraph 7(b) shall affect or impair in any manner or to any extent the right of either party to commence legal proceedings or otherwise proceed against any other party hereto in any jurisdiction or to serve process in any manner permitted by law.

(c)           Amendments and Waivers.  Except as otherwise provided in this Agreement, the provisions of this Agreement may not be amended, modified or implemented without the written consent of each of the parties to this Agreement.  Any of the parties to this Agreement may, by written notice to the other,
(i)          waive any of the conditions to its obligations hereunder or extend the time for the performance of any of obligations or actions of the other,
(ii)         waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement,
(iii)        waive compliance with any of the covenants of the other contained in this Agreement, and
(iv)        waive or modify performance of any of the obligations of the other.

No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or waiver of compliance with any representation, warranty, condition or agreement contained in this Agreement.  Waiver of the breach of anyone or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

(d)           Notices.  All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day or (iii) mailed by registered or certified mail, return receipt requested, postage prepaid; in the case of clauses (ii) or (iii) of this paragraph 7(d), to the following addresses:

If to CSC, to:	Dean Garfinkel, President
Compliance Systems Corporation
90 Pratt Oval
Glen Cove, New York 11542

with a copy to:	Dennis C. O’Rourke, Esq.
Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, New York 11530

If to Noteholder, to:	Henry A. Ponzio
446 Main Street – Unit 15
Old Saybrook, Connecticut 06475

with a copy to:

or, in the case of any of the parties to this Agreement, at such other address as such party shall have furnished to each of the other parties to this Agreement in accordance with this paragraph 7(d).  Each such notice, demand, request or other communication shall be deemed given (x) on the date of such delivery by hand, (y) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (z) three business days following such mailing.

(e)           Successors and Assigns; Holders and Third Parties as Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

(f)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)           Headings.  The headings of the articles, sections, paragraphs and their usage in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings or interpretations of the terms contained in this Agreement.

(h)           Governing Law.  This Agreement and the rights, obligations and liabilities of the parties to this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

(i)           Severability: Specific Enforcement.  In the event that any one or more of the provisions contained in this Agreement, or the application of this Agreement in any circumstances, is held invalid, illegal, or unenforceable for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties to this Agreement shall be enforceable to the fullest extent permitted by law.  Each of the parties hereto acknowledge that the other party(ies) hereto would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of any other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other party(ies) shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

(j)           Entire Agreement; Survival.  This Agreement and the agreements referred to in this Agreement are intended by the parties as a final expression of their agreements and are intended to be a complete and exclusive statement of the agreements and understandings of the parties in respect of the subject matter contained in this Agreement and therein.  There are no restrictions, promises, representations, warranties or undertakings, with respect to the subject matter of this Agreement, other than those set forth or referred to in this Agreement and therein.  This Agreement and the agreements referred to in this Agreement supersede all prior agreements and understandings between the parties with respect to such subject matters.

(k)           Binding Nature.  This Agreement shall be binding upon and inure to the benefit of the parties hereto.  Neither CSC nor Noteholder may assign or transfer any rights under this Agreement.

(l)           Use of Certain Terms and References.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall to this Agreement as a whole and not to any particular provision of this Agreement; the term “or” shall be deemed to include the term “and/or;” singular or plural tenses shall be deemed to include the opposite whenever the context so indicates or requires; and article, section, subsection, paragraph, clause, schedule and exhibit references are to this Agreement unless otherwise specified.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CSC:

Compliance Systems Corporation

By:	/s/ Dean Garfinkel
Dean Garfinkel, President

NOTEHOLDER:

/s/ Henry A. Ponzio
Henry A. Ponzio